UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 3, 2011

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of Michael Ducey as Director

On May 6, 2011, Michael Ducey was appointed to the Board of Directors of Apollo Global Management, LLC (the “Company”). Mr. Ducey will serve as a member of the audit committee and the conflicts committee of the Board of Directors.

Mr. Ducey will receive an annual cash retainer of $135,000 for serving as a director and as a member of the audit committee and the conflicts committee. In addition, Mr. Ducey will receive $300,000 in restricted share units of the Company under the Company’s 2007 Omnibus Equity Incentive Plan, subject to three-year vesting, to be granted on June 30, 2011. Mr. Ducey has also entered into an indemnification agreement with the Company.

A copy of the press release announcing the appointment of Mr. Ducey to the Board of Directors of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of Apollo Global Management, LLC, dated June 3, 2011, announcing the appointment of Michael Ducey as director (this exhibit is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: June 3, 2011	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of Apollo Global Management, LLC, dated June 3, 2011, announcing the appointment of Michael Ducey as director (this exhibit is furnished and not filed).